UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2011

Global Smoothie Supply, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-164868	20-2784-176
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4428 University Blvd. Dallas, Texas	75205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 769-0836

Registrant’s website: www.gssww.com

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On August 26, 2011, Global Smoothie Supply, Inc. (the “Company”) notified its shareholders that on or about August 29, 2011, the Company will file with the Securities and Exchange Commission (the “SEC”) a post-effective amendment to its Registration Statement on Form S-1A, which was declared effective on September 30, 2011, for the purpose of deregistering all unsold no-par common stock subject of that Registration Statement and that on or about August 31, 2011, the Company will file on Form 15 a Certificate and Notice of Termination of Registration or Suspension of Duty to File Reports under the Securities Exchange Act of 1934, to suspend immediately its obligation to file current and periodic reports under Sections 13(a) and 15(d) of said Act.

The Company presently has fewer than 300 shareholders of record of its no-par common stock and upon the filing of Form 15, the Company’s obligations to file certain reports with the SEC, including, but not limited to, Forms 10-K, 10-Q and 8-K will immediately be suspended and the Company will otherwise qualify to deregister the  unsold no-par common stock, subject of its Registration Statement on Form S-1A declared effective on September 30,2010.

Following deregistration, the Company anticipates that its no-par common stock will continue to be eligible for quotation on the Pink OTC Markets under the symbol  “GBSS”.  The Company can give no assurance that shareholders will be able to trade the Company’s stock on the Pink OTC markets or that any other market for the Company’s stock will exist.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL SMOOTHIE SUPPLY,INC. (Registrant)

By:	/s/ David C. Tiller
	Name:	David C. Tiller
	Title:	Chief Executive Officer

Date: August 26, 2011

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